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                                                                     Exhibit 5.1

                          [FORM OF BAKER BOTTS OPINION]

________ __, 2002

Liberty Media Corporation
12300 Liberty Boulevard
Englewood, CO 80112

Ladies and Gentlemen:

As counsel for Liberty Media Corporation, a Delaware corporation (the "Company"), we have examined and are familiar with the Registration Statement on Form S-4 (File No. 333-________) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), the following securities:

(i) shares ( the "Series A Shares") of the Company's Series A common stock, par value $0.01 per share (the "Series A Common Stock");

(ii) shares (the "Series B Shares" and together with the Series A Shares, the "Shares") of the Company's Series B common stock, par value $0.01 per share (the "Series B Common Stock");

(iii) transferable rights to subscribe for the Series A Shares (the "Series A Rights"); and

(iv) transferable rights to subscribe for the Series B Shares (the "Series B Rights" and together with the Series A Rights, the "Rights"),

which securities have a proposed maximum aggregate offering price of $310 million.

The Company will distribute the Series A Rights and Series B Rights pro rata to the holders of the Company's Series A Common Stock and Series B Common Stock, respectively, and the Company proposes to issue the Series A Shares and Series B Shares upon exercise of the Series A Rights and Series B Rights, respectively (collectively, the "Rights Offering"), in each case in accordance with and as more fully set forth in the prospectus of the Company forming a part of the Registration Statement (the "Prospectus").

In connection with the Rights Offering, we have examined, among other things, originals, certified copies or copies otherwise identified to us as being copies of originals, of (i) the Restated Certificate of Incorporation, as amended, and Bylaws of the Company; (ii) the forms of Series A Rights certificate and Series B Rights certificate filed as Exhibits 4.1 and 4.2, respectively, to the Registration Statement; (iii) the forms of stock certificates representing the Series A Common Stock and Series B Common Stock incorporated by reference as Exhibits 4.3 and 4.4, respectively, to the Registration Statement; (iv) records of proceedings of the Company's Board of Directors, including committees thereof, with respect to the filing of the Registration Statement; and (v) such other documents, records and certificates of public officials as we deemed necessary or appropriate for the purpose of this opinion. In rendering this opinion, we have relied, to the extent we deem such reliance appropriate, on certificates of officers of the Company as to factual matters. We have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

On the basis of such examination and review, we advise you that, in our opinion:

            1. Upon distribution of the Rights pursuant to the Rights Offering, as described in the Registration Statement and the Prospectus, the Rights will be duly authorized and validly issued.

            2. Upon issuance, delivery and sale against payment therefor in accordance with the Rights and the Rights Offering, as described in the Registration Statement and the Prospectus, the Shares issuable upon exercise of the Rights will be duly authorized, validly issued and non-assessable.

We are members of the Bar of the State of New York and do not hold ourselves out as being experts on laws other than the laws of the United States of America. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,